As filed with the Securities and Exchange Commission on June 6, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM S-8

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-1028629
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN	37932
(Address of Principal Executive Offices)	(Zip Code)

2011 Equity Compensation Plan
(Full title of the plans)

Mr. Kurt C. Yost
SVP and General Counsel
Miller Energy Resources, Inc.
9721 Cogdill Road, Suite 302
Knoxville, TN  37932
(Name and address of agent for service)

(865) 223-6575
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per share [2]	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share	5,000,000 shares [3]	$5.025	$25,125,000	$3,236

1
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the registrant’s 2011 Equity Compensation Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

2
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the registrant’s common stock, as quoted on the New York Stock Exchange, on June 4, 2014.

3
Represents an increase to the number of shares available for issuance under the 2011 Plan, effective April 16, 2014. Shares available for issuance under the 2011 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on September 27, 2012 (Registration No. 333-184133).

EXPLANATORY NOTE
This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2011 Equity Compensation Plan (the “2011 Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan was increased pursuant to an amendment adopted by our board of directors on March 10, 2014 and approved by our shareholders on April 16, 2014. Accordingly, on April 16, 2014, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 5,000,000. This Registration Statement registers these additional 5,000,000 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-184133) on September 27, 2012, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-184133) is hereby incorporated by reference pursuant to General Instruction E.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee on June 6, 2014.

MILLER ENERGY RESOURCES, INC.

By:	/s/ SCOTT M. BORUFF
Scott M. Boruff
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott M. Boruff his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DELOY MILLER	Chairman of the Board of Directors	June 6, 2014
Deloy Miller

/s/ SCOTT M. BORUFF	Chief Executive Officer, director, principal executive officer	June 6, 2014
Scott M. Boruff

/s/ JOHN M. BRAWLEY	Chief Financial Officer, principal financial officer	June 6, 2014
John M. Brawley

/s/ BOB G. GOWER	Director	June 6, 2014
Bob G. Gower

/s/ GERALD HANNAHS	Director	June 6, 2014
Gerald Hannahs

/s/ JOSEPH T. LEARY	Director	June 6, 2014
Joseph T. Leary

/s/ WILLIAM B. RICHARDSON	Director	June 6, 2014
William B. Richardson

/s/ MARCEAU N. SCHLUMBERGER	Director	June 6, 2014
Marceau N. Schlumberger

/s/ CHARLES M. STIVERS	Director	June 6, 2014
Charles M. Stivers

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Charter of Miller Petroleum, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed on April 29, 2010)
4.2	Amended and Restated Bylaws of Miller Petroleum, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed on April 29, 2010).
4.3	Articles of Amendment to the Charter of Miller Petroleum, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed on April 15, 2011).
4.4	Articles of Amendment to the Charter of Miller Energy Resources, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed on April 2, 2012).
4.5	Articles of Amendment to the Charter of Miller Energy Resources, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed on August 17, 2012).
4.6	Articles of Amendment to the Charter of Miller Energy Resources, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed on September 4, 2012)
4.7	Articles of Amendment to the Charter of Miller Energy Resources, Inc. (incorporated by reference to Exhibit 3.20 to Registrant's Registration Statement on Form 8A filed on September 28, 2012)
4.8	Articles of Amendment to the Charter of Miller Energy Resources, Inc. (incorporated by reference to Exhibit 3.21 to Registrant's Registration Statement on Form 8A filed on September 26, 2013)
4.9	2011 Equity Compensation Plan (incorporated by reference to the Current Report on Form 8-K as filed on March 17, 2011).
4.10*	Amendment No. 1 to 2011 Equity Compensation Plan.
5.1*	Opinion of Anna East Corcoran
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Anna East Corcoran (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).

*    Filed herewith.

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